UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 3, 2010

China Dongfang Healthcare Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54063	46-0525216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 8, Shian South Road, Shijing Street Baiyun District, Guangzhou City, People’s Republic of China		510430
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (011) 86 20 611 60111

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 3, 2010, Guangzhou Dongfang Hospital Co. Ltd. (“GDH”), a limited liability company organized under the laws of the People’s Republic of China, entered into that certain Supplementary Agreement of Labor Contract (the “Supplementary Agreement”) with Wu Pifa, GDH’s Chief Financial Officer.  China Dongfang Healthcare Group Inc., a Nevada corporation (the “Registrant”), exercises operational control over GDH through its indirect wholly owned subsidiary.

Under the terms of the Supplementary Agreement, the terms and termination date of that certain Employment Contract, by and between the Company and Mr. Wu, effective as of February 28, 2008 (the “Employment Contract”) were extended to December 31, 2011.  The Employment Contract had expired on October 30, 2010.

Under the terms of the Employment Contract, Mr. Wu has been employed to handle, among other things, GDH’s financial and auditing matters.  Mr. Wu’s salary is RMB 20,000 per month. Mr. Wu also serves as the Chief Financial Officer and Treasurer of the Registrant and is a member of its Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. 10.1*	Description of Exhibit Supplementary Agreement of Labor Contract, between GDH and Wu Pifa, extending the Employment Contract to December 31, 2011
_____________________
*Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form 10/A (File No. 000-54063), as filed with the Securities and Exchange Commission on December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2010	CHINA DONGFANG HEALTHCARE GROUP INC.

	By:	/s/ Xu Jianping
Xu Jianping
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 10.1*	Description of Exhibit Supplementary Agreement of Labor Contract, between GDH and Wu Pifa, extending the Employment Contract to December 31, 2011
_____________________
*Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form 10/A (File No. 000-54063), as filed with the Securities and Exchange Commission on December 3, 2010.